UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2026

BiomX Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, DE	19904
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 54-561-0935

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On February 19, 2026, Alan Moses resigned from the Board of Directors (the “Board”) of BiomX Inc. (the “Company”), for personal reasons, effective immediately. Mr. Moses did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

On February 25, 2026, the Board of the Company, pursuant to a recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Guy Arieli to serve as a Class I Director of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2027, and appointed Shaked Ran to serve as a Class III Director of the Company, with a term expiring at the Company’s annual meeting of stockholders in 2026, in order to fill two existing vacancies on Company’s Board.

Mr. Arieli, age 43, is a pension and investment advisory specialist with extensive experience in providing pension consulting, investment advisory, and managing strategic client portfolios for corporate and institutional clients. Since 2014, Mr. Arieli has been self-employed, providing freelance consulting services to leading insurance and financial firms, including managing El Al Airlines’ portfolio and pension arrangements for hundreds of employees. Previously, Mr. Arieli served as a Pension and Investment Advisor at Mivtach Simon Insurance Agencies Ltd. from 2012 to 2014 and as a Pension Consultant and in marketing of financial products at Perfect Investment House (a subsidiary of Altshuler Shaham) from 2009 to 2012. Mr. Arieli holds an MBA with a specialization in Finance from Netanya Academic College and a B.B.A. and Industrial Engineering degree from Ruppin Academic Center, and previously held investment advisory and pension advisory licenses issued by the Israel Securities Authority and the Capital Market, Insurance and Savings Authority, respectively.

Mr. Ran, age 44, is an investment advisor and portfolio manager with over 20 years of experience (2006-present) in capital markets, financial analysis, and investment management, with expertise in market analysis, risk assessment, and developing investment strategies for private and institutional clients. Since 2015, Mr. Ran has served as a self-employed independent investment advisor and portfolio manager in Jerusalem, Israel. Previously, Mr. Ran provided portfolio management and investment advisory services on a freelance basis from 2010 to 2015, and served as a financial analyst and investment advisor from 2006 to 2010, providing market research and investment recommendations. Mr. Ran holds a certificate in Financial Markets Analysis and Investments from Capital Markets College and completed advanced coursework in Financial Information Systems at High-Tech College.

There is no arrangement or understanding between Mr. Arieli or Mr. Ran and any other person pursuant to which Mr. Arieli and Mr. Ran were selected as Directors. There are no transactions, relationships or agreements between Mr. Arieli or Mr. Ran and the Company that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

The Board concluded that Mr. Arieli and Mr. Ran are qualified to serve as Directors and are independent under the rules of the NYSE American LLC. For their service as Directors, Mr. Arieli and Mr. Ran will be entitled to the compensation the Company generally provides to its Directors, with the annual cash fees prorated.

In connection with her appointment, the Company will enter into an indemnification agreement with Mr. Arieli and Mr. Ran on substantially the same terms as the agreements previously entered into between the Company and each of its other Directors. The form of indemnification agreement entered into between the Company and its Directors is filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K, filed on February 19, 2026, and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

February 25, 2026	By:	/s/ Jonathan Solomon
		Name:	Jonathan Solomon
		Title:	Chief Executive Officer

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